Exhibit 2

2006-03-10, 19:18:01, EST

Insider:	Ireland.G	Issuer:	Peru Copper Inc	Security:	Common Sha

Security designation	Common Shares
Opening balance of securities held	44110

Filing date	2006-03-10
Date of transaction	2006-03-02
Nature of transaction	54 - Exercise of warrants
Number or value of securities acquired	16500
Unit price or exercise price	2.00	Currency	American Dollar

Closing balance of securities held	60610

General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

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2006-03-10, 19:16:19, EST

Insider:	Ireland.G	Issuer:	Peru Copper Inc	Security:	Warrants Common

Security designation	Warrants (Common Shares)
Opening balance of securities or	16500
contracts held
Filing date	2006-03-10
Date of transaction	2006-03-03
Nature of transaction	54 - Exercise of warrants
Number or value of securities or contracts acquired
Equivalent number or value of underlying securities acquired
Number or value of securities or contracts disposed of	16500
Equivalent number or value of underlying securities disposed of	16500

Unit price or exercise price	2.00	Currency	American Dollar
Conversion or Exercise price	2.00	Currency	Canadian Dollar

Date of expiry or maturity	2006-03-18
Closing balance of securities or contracts held	0

General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

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